UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

TURNING POINT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 200, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 926-5251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 9, 2020, Jingrong Jean Cui, Ph.D. notified Turning Point Therapeutics, Inc. (the “Company”) of her decision to step down as the Company’s Chief Scientific Officer, effective as of January 31, 2020 (the “Separation Date”). During the period prior to the Separation Date, Dr. Cui will remain as Chief Scientific Officer. Dr. Cui will also continue to serve as a member of the Board of Directors of the Company until the Company’s 2020 Annual Meeting of Stockholders and will not stand for re-election at such meeting.

(e)

In connection with her resignation, Dr. Cui and the Company entered into a transition separation and consulting agreement, dated January 9, 2020 (the “Transition Agreement”), pursuant to which Dr. Cui will continue to serve as Chief Scientific Officer of the Company until the Separation Date and thereafter serve as a consultant to the Company on an as needed basis until June 30, 2020. All outstanding equity awards held by Dr. Cui as of the Separation Date (the “Equity Awards”) will continue to vest during the consulting period contemplated by the Transition Agreement (the “Consulting Period”). Upon execution of the Transition Agreement, which includes a release and waiver of claims by Dr. Cui effective as of the date of the Transition Agreement, she is entitled to receive the following compensation and benefits: (i) a cash payment equal to nine months of her monthly base salary in effect as of the Separation Date, (ii) a cash payment equal to three-quarters of her target bonus amount as defined in her employment agreement with the Company, which target bonus amount is 50% of her current annual base salary (the “Target Bonus Amount”), and (iii) to the extent Dr. Cui timely elects continued coverage under COBRA, the Company will pay for Dr. Cui’s COBRA premiums for a period of 18 months following the Separation Date, or a shorter period to the extent Dr. Cui becomes eligible for group health insurance coverage or ceases to be eligible for COBRA coverage. Pursuant to the Transition Agreement, Dr. Cui is entitled to receive the following compensation and benefits following the end of the Consulting Period, subject to the Company’s receipt of an effective release and waiver of claims from Dr. Cui: (i) a cash payment equal to nine months of her monthly base salary in effect as of the Separation Date, (ii) a cash payment equal to three-quarters of the Target Bonus Amount; (iii) acceleration of vesting of the Equity Awards as if she had provided continuous service through and including the date that is 18 months following the end of the Consulting Period; and (iv) extension of the exercise period for all vested shares underlying the Equity Awards through the date that is 12 months following the end of the Consulting Period.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transition Separation and Consulting Agreement, dated January 9, 2020, by and between Jingrong Jean Cui, Ph.D. and Turning Point Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date: January 9, 2020	By:	/s/ Annette North
Annette North
Executive Vice President and General Counsel